EXHIBIT 99.1
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PRESS RELEASE
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                          HOLLINGER INTERNATIONAL FILES
     AMENDED COMPLAINT IN ILLINOIS ACTION SEEKING $1.25 BILLION IN DAMAGES

NEW YORK, NY, MAY 7, 2004 -- Hollinger International Inc. (NYSE:HLR) today announced that the Special Committee of its Board of Directors has filed an amended complaint on behalf of the Company in its lawsuit against certain directors and former directors and officers, as well as the Company's controlling shareholder and its affiliated companies, in the U.S. District Court for the Northern District of Illinois. The initial complaint, filed on January 17, 2004, sought the recovery of more than $200 million in damages, plus interest, from the defendants named in the action. In the amended filing, the Company is seeking the recovery of $484.5 million, including approximately $380.6 million in damages and $103.9 million in prejudgment interest. The Company has also asserted in the complaint that defendants engaged in a pattern of racketeering activities and is seeking treble damages under applicable provisions of the Racketeer Influenced and Corrupt Organizations Act ("RICO"). The Company's total claim including treble damages is $1.25 billion, plus attorneys' fees.

In the initial complaint, the Company alleged that money had been taken from the Company improperly through two forms of related-party transactions - "non-competition" styled payments and excessive management fees. In its amended filing, the Company has asserted additional claims alleging breaches of fiduciary duty in connection with the sale of certain newspaper assets at less than fair value to companies controlled by certain of the defendants and claims to recover certain bonuses previously paid in connection with the operations of Hollinger Digital LLC, a subsidiary of the Company. The new complaint also alleges a violation of RICO based upon the alleged fraudulent diversion of Company funds through improperly obtained non-competition and other payments of fees, transfers of certain newspaper assets at less than fair value, and other acts.

The Company will be filing the amended complaint as an exhibit to a Form 8-K with the U.S. Securities and Exchange Commission.

Hollinger International Inc. is a global newspaper publisher with English-language newspapers in the United States, Great Britain, and Israel. Its assets include THE DAILY TELEGRAPH, THE SUNDAY TELEGRAPH and THE SPECTATOR magazine in Great Britain, the CHICAGO SUN-TIMES and a large number of community newspapers in the Chicago area, THE JERUSALEM POST and THE INTERNATIONAL JERUSALEM POST in Israel, a portfolio of new media investments and a variety of other assets.

Cautionary Statement on Forward-Looking Statements: Certain statements made in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project, "will be," "will continue," "will likely result," "is subject to," or similar words or phrases. Forward-looking statements involve risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by Hollinger International with the Securities and Exchange Commission, including in its Forms 10 K and 10 Q. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

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CONTACTS:
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U.S./CANADA MEDIA
Molly Morse - Kekst and Company
212-521-4826
molly-morse@kekst.com

U.K. MEDIA
Jeremy Fielding  - Kekst and Company
1-212-521-4825
jeremy-fielding@kekst.com